EXHIBIT 99.1

PRESS RELEASE DATED OCTOBER 3, 2006

Worldwide Strategies Incorporated Announces Agreement to Acquire Innovation Software, LTD.

DENVER, Colorado, October 3, - Worldwide Strategies Incorporated (WWSI.PK- News) today announced the execution of a Heads of Agreement (HOA) between Worldwide Business Solutions Limited (WBSL), the U.K. subsidiary of WWSI for the purchase of the whole of the issued share capital of Innovation Software, LTD of Rochester, Kent, UK, subject to the agreement and signing by both parties of a legally binding Share Purchase Agreement. The HOA grants to WBSL exclusive rights for 120 days, commencing 16th September 2006, to provide under the terms for the completion of the transaction, with a view of completing the transaction prior to 31st December 2006. Completion of the acquisition will be subject to the satisfaction of various conditions by both parties. WK (Wilkins Kennedy) Corporate Finance LLP will act as corporate investment advisor to this transaction.

Innovation Software Ltd are Enterprise Resource-Relationship-Risk Planning (ERP) Consultants with a broad range of internally developed proprietary ERP software applications that integrate live with the world’s leading ERP and Accounting systems. Innovation Software, founded in 1995, supports global clients’ ERP enhancement requirements in over 16 countries within the UK, Europe, North America, Asia and Latin America. Innovation Software’s select list of clients includes some of the most prestigious companies in a broad range of industries including:

• 3663 First for Foods (Distribution)	• Baker & McKenzie (Legal/Professional)
• Burberry (Retail)	• Hammonds (Legal/Professional)
• Eircom (Telecommunications)	• Olswang (Legal & Professional)
• Express Dairies/Aria Foods (Distrib.)	• SJ Berwin (Legal/Professional)
• House of Fraser (Retail)	• Ince & Co (Legal & Professional)
• Moores Furniture (Manufacturing/Distrib.)	• Richards Butler (Legal/Professional)
• St Regis Paper (Manufacturing/Distrib.)	• Walker-Morris (Legal & Professional)

Russell Lyons, Innovation Software President and Founder, attributes the broad market appeal for their software and services to their early decision, as a Microsoft Independent Developer, to be “Connected Systems” and Service Oriented Architecture (SOA) based. ERP applications that provide integrated platforms based on SOA are being utilized to provide critical IT integration without altering the status quo of proprietary language legacy systems. Mr. Lyons states, “Innovation Software’s suite of ERP applications have a seven year lead in the emerging “Software-as-a-Service” and SOA based ERP applications and consultancy market. Our applications already connect to over 40 different leading Accounting Systems including SAP, Oracle, JD Edwards, Infinium, CODA, Epicor, Axapta, Great Plains, Thomson Elite, many Document

Management Systems, such as Hummingbird, Credit Rating Agency Databases. We have incorporated the business logic that makes our products intuitive to use, provide quantifiable business efficiency increases and yield the lowest “Total Cost of Ownership.” “We are very pleased that WWSI will provide additional expertise and support to expand our rapidly growing business on an international basis.” Further information can be found at www.e-nnovationsoftware.co.uk

About Worldwide Strategies Incorporated

Worldwide Strategies Incorporated a Nevada corporation, is a publicly listed firm (symbol: WWSI.PK) having the corporate objective and mission of identifying and capitalizing on major maturing industry shifts and trends in the Business Process Outsourcing (BPO) industry. Strong investment opportunities exist after a technology “Gold Rush” where the establishment of a new paradigm or enhanced value chain proposition has not been completely realized, hence the increased demand for ERP software applications.

Capital markets have recognized that there are strong growth opportunities in the Business Software and Services (BSS) sector. Software companies that have developed and deployed ERP application products based on (SOA) are favorably positioned for capitalizing on businesses needs for globalization and continual competitive optimization. SOA promises to give companies a portfolio of services that can be mixed and matched to create customized and flexible automated business processes whether internally managed, structured as a Shared Services or totally Business Process Outsourced (BPO).

Safe Harbor Statement

Certain information included in this release contains "forward-looking statements". The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties.